Exhibit 99.1

Intercontinental Exchange Completes Acquisition of Black Knight and

Announces Preliminary Results of Elections Made by Black Knight Stockholders

in Connection with the Acquisition

ATLANTA & NEW YORK & JACKSONVILLE, Fla., – September 5, 2023 – Intercontinental Exchange, Inc. (NYSE: ICE), a leading global provider of data, technology, and market infrastructure, and Black Knight, Inc. (NYSE: BKI), a software, data and analytics company that serves the housing finance continuum, including real estate data, mortgage lending and servicing, as well as the secondary markets, today announced that ICE has completed its acquisition of Black Knight.

The Black Knight acquisition follows ICE’s 2020 acquisition of Ellie Mae, its 2019 acquisition of Simplifile, and its 2018 acquisition of Mortgage Electronic Registrations Systems (MERS), which together created the foundation of its ICE Mortgage Technology business segment. ICE Mortgage Technology combines data and expertise to help automate the mortgage process, from consumer engagement through loan registration, and every step in between.

“Since our founding over twenty years ago, ICE has steadfastly adhered to our founding principle, demonstrated throughout our history, that applying technological innovation and digitization to traditionally analog businesses can make markets more efficient and transparent for all participants,” said Jeffrey C. Sprecher, ICE’s Founder, Chair and Chief Executive Officer. “Our team is well-positioned and ready to apply our proven playbook across the U.S. mortgage ecosystem to help improve the homeownership experience for millions of American families.”

As previously announced, subject to the proration procedures specified in the Agreement and Plan of Merger entered into by ICE and Black Knight on May 4, 2022 and amended on March 7, 2023 (the “Merger Agreement”), Black Knight stockholders were entitled to elect to receive, in exchange for each issued and outstanding share of Black Knight common stock they owned:

•

an amount in cash (the “Per Share Cash Consideration”) equal to the sum, rounded to the nearest one tenth of a cent, of (x) $68.00 plus (y) the product, rounded to the nearest one tenth of a cent, of 0.0682 multiplied by the average of the volume weighted averages of the trading prices of ICE common stock on the New York Stock Exchange on each of the ten consecutive trading days ended on (and including) the trading day that was three trading days prior to the date on which the effective time of the acquisition occurred (the “Closing 10-Day Average ICE VWAP”); or

•

a number of validly issued, fully paid and nonassessable shares of ICE common stock (the “Per Share Stock Consideration”) as is equal to the quotient, rounded to the nearest one ten thousandth, of (x) the Per Share Cash Consideration divided by (y) the Closing 10-Day Average ICE VWAP.

Based on the Closing 10-Day Average ICE VWAP for the ten consecutive trading days ended on (and including) August 30, 2023, which was $115.355, the Per Share Cash Consideration is $75.867, the Per Share Stock Consideration is 0.6577 shares of ICE common stock, and the aggregate value of the consideration to be received by Black Knight stockholders (including rollover equity awards) is approximately $11.9 billion.

The elections of Black Knight stockholders are subject to proration in accordance with the terms of the Merger Agreement, which is applicable in the event one form of merger consideration is undersubscribed or oversubscribed. The Merger Agreement provides that the aggregate amount of cash consideration will equal $10,505,000,000 (the “Cash Component”). The total number of shares of Black Knight common stock that will convert into the right to receive the Per Share Cash Consideration will equal the quotient, rounded down to the nearest whole share, of (i) the Cash Component divided by (ii) the Per Share Cash Consideration. All the remaining shares of Black Knight common stock not receiving the Per Share Cash Consideration will be converted into the right to receive the Per Share Stock Consideration.

As previously announced, the deadline for Black Knight stockholders to have made an election as to the form of consideration they wished to receive in connection with the acquisition was 5:00 p.m., Eastern Time, on September 1, 2023. Based on the information available as of the election deadline, the preliminary results for the election of merger consideration were as follows:

•

holders of 61,205,562 shares of Black Knight common stock (which includes 13,982,224 shares that remain subject to guaranteed delivery procedures), or approximately 39% of the shares deemed outstanding for purposes of the election, elected to receive the Per Share Cash Consideration;

•

holders of 52,660,646 shares of Black Knight common stock (which includes 27,329,938 shares that remain subject to guaranteed delivery procedures), or approximately 34% of the shares deemed outstanding for purposes of the election, elected to receive the Per Share Stock Consideration; and

•	holders of 41,161,297 shares of Black Knight common stock, or approximately 27% of the shares deemed outstanding for purposes of the election, did not submit valid elections.

The foregoing results are preliminary only and subject to a notice of guaranteed delivery procedure. The final election results may therefore differ materially from the preliminary election results. Based on the preliminary results, the Per Share Stock Consideration is oversubscribed, Black Knight stockholders who elected to receive the Per Share Stock Consideration will be subject to proration and their shares are expected to be converted into the right to receive approximately 68% of the merger consideration payable to them in cash and approximately 32% in the form of ICE common stock. Black Knight stockholders who made valid elections to receive the Per Share Cash Consideration and any shares with respect to which an election was not made prior to the election deadline will be converted into the right to receive the Per Share Cash Consideration. After the final election results are determined, the final allocation and proration of merger consideration to Black Knight stockholders who elected to receive Per Share Stock Consideration will be calculated in accordance with the procedures specified in the Merger Agreement.

As previously announced, in connection with efforts to secure regulatory clearance from the Federal Trade Commission for ICE’s acquisition of Black Knight, ICE has agreed to divest Black Knight’s Optimal Blue and Empower loan origination system (LOS) businesses to subsidiaries of Constellation Software Inc. (TSX: CSU). The divestitures are expected to be completed within the next 20 days.

ICE plans to hold a conference call with investors to discuss the acquisition on September 28 at 8:30 a.m. ET. A live audio webcast of the conference call will be available on the company’s website at www.ice.com in the investor relations section. Participants may also listen via telephone by dialing 833-470-1428 from the United States or 929-526-1599 from outside of the United States. Telephone participants are required to provide the participant entry number 800389 and are recommended to call 10 minutes prior to the start of the call. The call will be archived on the company’s website for replay.

About Intercontinental Exchange

Intercontinental Exchange, Inc. (NYSE: ICE) is a Fortune 500 company that designs, builds and operates digital networks to connect people to opportunity. We provide financial technology and data services across major asset classes that offer our customers access to mission-critical workflow tools that increase transparency and operational efficiencies. We operate exchanges, including the New York Stock Exchange, and clearing houses that help people invest, raise capital and manage risk across multiple asset classes. Our comprehensive fixed income data services and execution capabilities provide information, analytics and platforms that help our customers capitalize on opportunities and operate more efficiently. At ICE Mortgage Technology, we are transforming and digitizing the U.S. residential mortgage process, from consumer engagement through loan registration. Together, we transform, streamline and automate industries to connect our customers to opportunity.

Trademarks of ICE and/or its affiliates include Intercontinental Exchange, ICE, ICE block design, NYSE and New York Stock Exchange. Information regarding additional trademarks and intellectual property rights of Intercontinental Exchange, Inc. and/or its affiliates is located here. Key Information Documents for certain products covered by the EU Packaged Retail and Insurance-based Investment Products Regulation can be accessed on the relevant exchange website under the heading “Key Information Documents (KIDS).”

About Black Knight

Black Knight, Inc. (NYSE: BKI) is an award-winning software, data and analytics company that drives innovation in the mortgage lending and servicing and real estate industries, as well as the capital and secondary markets. Businesses leverage its robust, integrated solutions across the entire homeownership life cycle to help retain existing customers, gain new customers, mitigate risk and operate more effectively.

FORWARD-LOOKING STATEMENTS

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder, which involve inherent risks and uncertainties. Any statements about ICE’s or Black Knight’s plans, objectives, expectations, strategies, beliefs, or future performance or events constitute forward-looking statements. Such statements are identified as those that include words or phrases such as “believes,” “expects,” “anticipates,” “plans,” “trend,” “objective,” “continue,” or similar expressions or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “may,” or similar expressions. Forward-looking statements involve known and unknown risks, uncertainties, assumptions, estimates, and other important factors that change over time and could cause actual results to differ materially from any results, performance, or events expressed or implied by such forward-looking statements. Such forward-looking statements include but are not limited to statements about the benefits of the acquisition of Black Knight by ICE (the “Transaction”), including future financial and operating results, Black Knight’s or ICE’s plans, objectives, expectations and intentions, and other statements that are not historical facts.

These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those projected. In addition to factors previously disclosed in Black Knight’s and ICE’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”) and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the outcome of any legal proceedings that may be instituted against Black Knight or ICE; the possibility that the proposed divestitures of Black Knight’s Optimal Blue business and its Empower loan origination system (LOS) do not close when expected or at all because conditions to closing are not satisfied on a timely basis or at all; the risk that the benefits from the Transaction may not be fully realized or may take longer to realize than expected, including as a result of changes in, or problems arising from, general economic, political and market conditions, interest and exchange rates, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which Black Knight and ICE operate; the ability to promptly and effectively integrate the businesses of Black Knight with those of ICE; reputational risk and potential adverse reactions of Black Knight’s or ICE’s customers, employees or other business partners, including those resulting from the announcement or completion of the Transaction; the diversion of management’s attention and time from ongoing business operations and opportunities on merger-related matters; and the impact of the global COVID-19 pandemic on Black Knight’s or ICE’s businesses or any of the other foregoing risks.

These factors are not necessarily all of the factors that could cause Black Knight’s or ICE’s actual results, performance, or achievements to differ materially from those expressed in or implied by any of the forward-looking statements. Other unknown or unpredictable factors also could harm Black Knight’s or ICE’s results.

All forward-looking statements attributable to ICE or Black Knight, or persons acting on ICE’s or Black Knight’s behalf, are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made and ICE and Black Knight do not undertake or assume any obligation to update publicly any of these statements to reflect actual results, new information or future events, changes in assumptions, or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If ICE or Black Knight update one or more forward-looking statements, no inference should be drawn that ICE or Black Knight will make additional updates with respect to those or other forward-looking statements. Further information regarding Black Knight, ICE and factors which could affect the forward-looking statements contained herein can be found in Black Knight’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and its other filings with the SEC, and in ICE’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and its other filings with the SEC.

Category: Mortgage Technology

SOURCE: Intercontinental Exchange

ICE-CORP

ICE Media Contact:

Josh King

(212) 656-2490

josh.king@ice.com

Damon Leavell

damon.leavell@ice.com

(212) 323-8587

media@ice.com

ICE Investor Contact:

Katia Gonzalez

katia.gonzalez@ice.com

(678) 981-3882

investors@ice.com

Black Knight Media Contact:

Michelle Kersch

michelle.kersch@bkfs.com

(904) 854-5043

Black Knight Investor Contact:

Steve Eagerton

steven.eagerton@bkfs.com

(904) 854-3683